Exhibit 99.2

This Statement on Form 4 is filed by Apollo Investment Fund IV, L.P., Apollo Overseas Partners IV, L.P. and Apollo Advisors IV, L.P.  The principal business address of each of the Reporting Persons is Two Manhattanville Road, Purchase, New York 10577.

Name of Designated Filer: Apollo Advisors IV, L.P.

Date of Event Requiring Statement:  September 22, 2005

Issuer Name and Ticker or Trading Symbol: Sirius Satellite Radio, Inc. (SIRI)

APOLLO INVESTMENT FUND IV, L.P.

By:	APOLLO ADVISORS IV, L.P.
Its General Partner

	By:	APOLLO CAPITAL MANAGEMENT IV, INC.
Its General Partner

		By:	/s/ Michael D. Weiner
Michael D. Weiner
Vice President

APOLLO OVERSEAS PARTNERS IV, L.P.

By:	APOLLO ADVISORS IV, L.P.
Its Managing General Partner

	By:	APOLLO CAPITAL MANAGEMENT IV, INC.
Its General Partner

		By:	/s/ Michael D. Weiner
Michael D. Weiner
Vice President

APOLLO ADVISORS IV, L.P.

By:	APOLLO CAPITAL MANAGEMENT IV, INC.
Its General Partner

	By:		/s/ Michael D. Weiner
Michael D. Weiner
Vice President